SoundView Home Loan Trust 2006-OPT5

$2,986,850,000 (Approximate)
Offered Certificates

Financial Asset Securities Corp.
Depositor

Option One Mortgage Corporation
Seller, Originator and Servicer

Lead Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Keith Smith	(212) 438-1643

Moody’s
Cecilia Lam	(415) 274-1727

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet  Date Prepared: May 22, 2006

$2,986,850,000 (Approximate)
Offered Certificates
SoundView Home Loan Trust 2006-OPT5

Class(1,3,4)	Principal Amount ($)	WAL (Years) Call/Mat (2)	Pymt Window (Mths) Call/Mat(2) CallWindow(3)*	Expected Rating (Moody’s/S&P)	Assumed Final Distribution Date	Certificate Type
I-A-1	$1,233,308,000	2.57 / 2.78	1-81 / 1-194	[Aaa/AAA]	July 2036	Fltg Rate Group I Senior
II-A-1	$443,267,000	1.00 / 1.00	1-20 / 1-20	[Aaa/AAA]	July 2036	Fltg Rate Group II Senior
II-A-2	$261,688,000	2.00 / 2.00	20-28 / 20-28	[Aaa/AAA]	July 2036	Fltg Rate Group II Senior
II-A-3	$350,779,000	3.50 / 3.50	28-68 / 28-68	[Aaa/AAA]	July 2036	Fltg Rate Group II Senior
II-A-4	$125,858,000	6.58 / 8.40	68-81 / 68-191	[Aaa/AAA]	July 2036	Fltg Rate Group II Senior
M-1	$122,450,000	3.48 / 3.48	39-47 / 39-47	[Aa1/AA+]	July 2036	Fltg Rate Subordinate
M-2	$99,200,000	4.93 / 4.93	47-75 / 47-75	[Aa2/AA]	July 2036	Fltg Rate Subordinate
M-3	$71,300,000	6.72 / 8.79	75-81 / 75-161	[Aa3/AA-]	July 2036	Fltg Rate Subordinate
M-4	$55,800,000	4.72 / 5.19	38-81 / 38-139	[A1/A+]	July 2036	Fltg Rate Subordinate
M-5	$54,250,000	4.71 / 5.15	38-81 / 38-133	[A2/A]	July 2036	Fltg Rate Subordinate
M-6	$49,600,000	4.71 / 5.12	38-81 / 38-126	[A3/A-]	July 2036	Fltg Rate Subordinate
M-7	$46,500,000	4.70 / 5.07	37-81 / 37-119	[Baa1/BBB+]	July 2036	Fltg Rate Subordinate
M-8	$40,300,000	4.69 / 5.00	37-81 / 37-112	[Baa2/BBB]	July 2036	Fltg Rate Subordinate
M-9	$32,550,000	4.69 / 4.92	37-81 / 37-103	[Baa3/BBB-]	July 2036	Fltg Rate Subordinate
M-10(5)	$27,900,000	Privately Offered Certificates		[Ba1/BB+]	July 2036	Fltg Rate Subordinate
M-11(5)	$23,250,000			[Ba2/BB]	July 2036	Fltg Rate Subordinate
M-12(5)	$23,250,000			[NR/BB]	July 2036	Fltg Rate Subordinate
Total:	$3,061,250,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The certificate principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 , Class M-11 and Class M-12 Certificates are priced to call. The margins on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 , Class M-9, Class M-10 , Class M-11 and Class M-12 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.
(5)
The Class M-10, Class M-11 and Class M-12 Certificates (as defined herein) will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers. The Class M-10, Class M-11 and Class M-12 Certificates are described herein because their amount, structure, collateral, rights, risks and other characteristics affect the amount, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

The representations and covenants, cashflows and structure with respect to Soundview Home Loan Trust 2006-OPT5 will comply in all respects with Freddie Mac's Investment Requirements, April 2006 V4 Version. The transaction is anticipated to be structured as a QSPE.

Depositor:	Financial Asset Securities Corp.

Originator, Seller and
Servicer:	Option One Mortgage Corporation (“Option One”).

Lead Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Managers:	Wachovia Capital Markets LLC.

Trustee and Swap
Administrator:	Deutsche Bank National Trust Company.

Loss Mitigation Advisor:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Swap Provider:	TBD.

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates (other than the Class M-10, Class M-11 and Class M-12 Certificates) are collectively referred to herein as the “Offered Certificates.” The Class M-10, Class M-11 and Class M-12 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers, the “Privately Offered Certificates.” The Offered Certificates and the Privately Offered Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	June 1, 2006.

Expected Pricing Date:	On or about May [24], 2006.

Expected Closing Date:	On or about June 19, 2006.

Expected Settlement Date:	On or about June 19, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in July 2006.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:100% PPC: 4.00% - 20.00% CPR over 12 months
ARM Loans: 100% PPC: 4.00% - 35.00% CPR over 24 months

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $3,098,773,890, of which: (i) approximately $1,582,567,622 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $1,516,206,268 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).

Statistical Mortgage Loans:
The detailed statistical collateral information presented herein describes a sample pool of mortgage loans (the "Statistical Mortgage Loans") which does not necessarily consist of mortgage loans to be included in the trust.

However, it is expected that the information set forth herein with respect to the Statistical Mortgage Loans is generally representative of the characteristics of the Mortgage Loans expected to be in the trust, subject to minor variances.

With respect to approximately 16.01% of the Statistical Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such Class and (ii) the Maximum Cap.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate (ii) the trustee fee rate and (iii) the Loss Mitigation Advisor fee.

Adjusted Net Maximum
Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) less the sum of (i) the Servicing Fee Rate (ii) the trustee fee rate and (iii) the Loss Mitigation Advisor fee.

Net WAC Rate:
The “Net WAC Rate” for any Distribution Date, will be equal to the annual rate equal to the product of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in the prior calendar month less a percentage, the numerator of which is the net swap payment and swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month and (b) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related Accrual Period.

Maximum Cap:
The “Maximum Cap” on each Class of Certificates will be the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus a fraction expressed as a percentage, the numerator of which is the Net Swap Payment received by the trust from the Swap Provider and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net WAC Rate
Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;
2) Swap Agreement;
3) The Overcollateralization Amount; and,
4) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with notional amounts as shown in the Swap Schedule herein. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.360]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that a Swap Termination Payment is paid to the Trust and a new successor swap provider is not found, such amount will remain in a reserve fund and only the Net Swap Payment that would normally be paid to the trust (assuming no Swap Termination Payment is made) is distributed through the swap waterfall. In the event that the Trust is required to make a Swap Termination Payment, such payment generally will be paid prior to distributions to Certificateholders.

Overcollateralization
Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 1.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 1.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 2.50% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
(x) the Distribution Date occurring in July 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 44.20%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [36.15]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
July 2008 - June 2009	[1.40]% for June 2008, plus 1/12 of [1.90]% thereafter
July 2009 - June 2010	[3.30]% for June 2009, plus 1/12 of [1.95]% thereafter
July 2010 - June 2011	[5.25]% for June 2010, plus 1/12 of [1.55]% thereafter
July 2011 - June 2012	[6.80]% for June 2011, plus 1/12 of [0.85]% thereafter
July 2012 - June 2013	[7.65]% for June 2012, plus 1/12 of [0.05]% thereafter
July 2013 and thereafter	[7.70]%

Expected Credit Support
Percentages:
	Rating (M/S)	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	[Aaa/AAA]	22.10%	44.20%
Class M-1	[Aa1/AA+]	18.15%	36.30%
Class M-2	[Aa2/AA]	14.95%	29.90%
Class M-3	[Aa3/AA-]	12.65%	25.30%
Class M-4	[A1/A+]	10.85%	21.70%
Class M-5	[A2/A]	9.10%	18.20%
Class M-6	[A3/A-]	7.50%	15.00%
Class M-7	[Baa1/BBB+]	6.00%	12.00%
Class M-8	[Baa2/BBB]	4.70%	9.40%
Class M-9	[Baa3/BBB-]	3.65%	7.30%
Class M-10	[Ba1/BB+]	2.75%	5.50%
Class M-11	[Ba2/BB]	2.00%	4.00%
Class M-12	[NR/BB]	1.25%	2.50%

Realized Losses:                          If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-12 Certificates, then to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Priority of Distributions:            Available funds from the Mortgage Loans will be distributed as follows:

1)  Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Class A Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, twelfth, monthly interest to the Class M-9 Certificates, thirteenth, monthly interest to the Class M-10 Certificates, fourteenth, monthly interest to the Class M-11 Certificates and fifteenth monthly interest to the Class M-12 Certificates.

2)  Principal funds, as follows: monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", then monthly principal to the Class M-9 Certificates as described under "Principal Paydown", then monthly principal to the Class M-10 Certificates as described under "Principal Paydown", then monthly principal to the Class M-11 Certificates as described under "Principal Paydown", and lastly monthly principal to the Class M-12 Certificates as described under "Principal Paydown".

3) Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates, then any previously unpaid interest to the Class M-11 Certificates, then any unpaid applied Realized Loss amount to the Class M-11 Certificates, then any previously unpaid interest to the Class M-12 Certificates and then any unpaid applied Realized Loss amount to the Class M-12 Certificates.

4) Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Class A Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement.

5) Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:                   Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero. In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates, x) the Class M-10 Certificates, xi) the Class M-11 Certificates and xii) the Class M-12 Certificates

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, such that the Senior Certificates will have at least 44.20% credit enhancement, second to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, such that the Class M-1, Class M-2 and Class M-3 Certificates will have at least 25.30% credit enhancement, third to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 21.70% credit enhancement, fourth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 18.20% credit enhancement, fifth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 15.00% credit enhancement, sixth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 12.00% credit enhancement, seventh to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 9.40% credit enhancement, eighth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 7.30% credit enhancement, ninth to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 5.50% credit enhancement, tenth to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 4.00% credit enhancement, eleventh to the Class M-12 Certificates such that the Class M-12 Certificates will have at least 2.50% credit enhancement.

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Swap Agreement;

(iii)	to the Class A Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iv)	to the Mezzanine Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(v)	to the Class A Certificates and the Mezzanine Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Mezzanine Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(vii)	an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates to such Certificates first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates.

Total Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$3,098,773,890	$13,990	$1,519,297
Average Scheduled Principal Balance	$196,798
Number of Mortgage Loans	15,746

Weighted Average Gross Coupon	8.451%	5.650%	14.500%
Weighted Average FICO Score	605	500	806
Weighted Average Combined Original LTV	80.56%	6.52%	100.00%
Weighted Average Debt-to-Income	42.77%	2.31%	59.98%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	357 months	117 months	360 months
Weighted Average Seasoning	2 months	0 months	71 months

Weighted Average Gross Margin	6.232%	1.000%	10.750%
Weighted Average Minimum Interest Rate	8.319%	5.000%	13.750%
Weighted Average Maximum Interest Rate	14.322%	8.990%	19.250%
Weighted Average Initial Rate Cap	2.980%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.500%
Weighted Average Months to Roll	24 months	1 months	179 months

Maturity Date		Mar 1 2016	Jun 1 2036
Maximum Zip Code Concentration	0.19%	93536

ARM	83.24%
Fixed Rate	16.76%

15/15 6 MO LIBOR	0.02%
2/13 6 MO LIBOR	0.02%
2/28 6 MO LIBOR	36.35%
2/28 6 MO LIBOR 40/30 Balloon	32.37%
2/28 6 MO LIBOR IO	7.57%
3/27 6 MO LIBOR	1.39%
3/27 6 MO LIBOR 40/30 Balloon	1.22%
3/27 6 MO LIBOR IO	0.36%
5/25 6 MO LIBOR	1.32%
5/25 6 MO LIBOR 40/30 Balloon	2.04%
5/25 6 MO LIBOR IO	0.60%
Balloon 30/15	0.02%
Fixed Rate 10 Yr	0.01%
Fixed Rate 15 Yr	0.28%
Fixed Rate 15 Yr Rate Reduction	0.00%
Fixed Rate 20 Yr	0.14%
Fixed Rate 30 Yr	12.02%
Fixed Rate 30 Yr 5Yr IO	0.26%
Fixed Rate 30 Yr Rate Reduction	0.05%
Fixed Rate 40/30 Balloon	3.97%
Fixed Rate 40/30 Balloon Rate Reduction	0.01%

Interest Only	8.79%
Not Interest Only	91.21%

Prepay Penalty: 0 months	26.41%
Prepay Penalty: 12 months	10.22%
Prepay Penalty: 24 months	51.28%
Prepay Penalty: 30 months	0.11%
Prepay Penalty: 36 months	11.96%
Prepay Penalty: 60 months	0.01%

First Lien	95.57%
Second Lien	4.43%

Full Documentation	62.11%
Lite Documentation	0.62%
No Documentation	0.34%
Stated Income Documentation	36.93%

Cash Out Refinance	61.99%
Purchase	30.88%
Rate/Term Refinance	7.13%

2-4 Units Attached	2.22%
2-4 Units Detached	6.03%
Condo Conversion Attached	0.09%
Condo High-Rise Attached	0.33%
Condo Low-Rise Attached	3.85%
Condo Low-Rise Detached	0.03%
Manufactured Housing	0.17%
PUD Attached	1.21%
PUD Detached	10.52%
Single Family Attached	2.08%
Single Family Detached	73.47%

Non-owner	5.15%
Primary	93.43%
Second Home	1.42%

Top 5 States:
California	25.23%
Florida	11.07%
New York	8.45%
Massachusetts	5.74%
Texas	5.39%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	2,217	65,338,809.10	2.11%	12.084	357	98.04	608
50,000.01 - 100,000.00	2,807	211,350,274.59	6.82%	10.351	356	84.03	598
100,000.01 - 150,000.00	2,893	359,344,992.39	11.60%	9.181	357	80.64	597
150,000.01 - 200,000.00	2,053	359,299,398.58	11.59%	8.659	357	79.21	597
200,000.01 - 250,000.00	1,415	317,066,466.39	10.23%	8.428	358	78.62	600
250,000.01 - 300,000.00	1,131	311,351,616.36	10.05%	8.087	357	79.60	603
300,000.01 - 350,000.00	943	305,144,321.40	9.85%	7.933	357	80.21	605
350,000.01 - 400,000.00	688	257,946,891.95	8.32%	7.902	357	81.33	609
400,000.01 - 450,000.00	422	179,579,577.31	5.80%	7.862	357	80.39	610
450,000.01 - 500,000.00	318	151,619,532.64	4.89%	7.896	357	81.59	616
500,000.01 - 550,000.00	236	123,857,476.73	4.00%	7.782	358	80.31	613
550,000.01 - 600,000.00	172	99,239,889.77	3.20%	7.866	358	80.86	608
600,000.01 - 650,000.00	105	65,815,341.41	2.12%	7.910	357	82.56	620
650,000.01 - 700,000.00	95	64,476,387.50	2.08%	8.080	358	82.48	616
700,000.01 - 750,000.00	48	34,706,801.07	1.12%	7.605	358	81.30	619
750,000.01 - 800,000.00	45	35,093,777.93	1.13%	7.754	358	77.85	614
800,000.01 - 850,000.00	31	25,706,174.83	0.83%	7.761	352	77.21	612
850,000.01 - 900,000.00	35	30,625,660.33	0.99%	7.961	358	78.42	615
900,000.01 - 950,000.00	19	17,618,445.22	0.57%	8.139	358	75.34	599
950,000.01 - 1,000,000.00	19	18,588,115.22	0.60%	7.683	358	72.57	622
1,000,000.01+	54	65,003,939.34	2.10%	7.556	358	72.42	614
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	89	32,583,695.59	1.05%	5.858	358	74.07	630
6.000 - 6.499	279	96,018,760.28	3.10%	6.278	358	75.62	629
6.500 - 6.999	990	344,764,101.11	11.13%	6.767	357	75.78	626
7.000 - 7.499	1,125	348,220,368.86	11.24%	7.261	358	77.75	619
7.500 - 7.999	1,932	552,616,572.46	17.83%	7.753	357	79.40	614
8.000 - 8.499	1,535	392,428,323.89	12.66%	8.242	358	80.18	607
8.500 - 8.999	2,128	453,421,089.61	14.63%	8.731	358	81.61	601
9.000 - 9.499	1,252	241,924,431.54	7.81%	9.229	357	82.39	593
9.500 - 9.999	1,266	222,350,538.52	7.18%	9.725	357	82.05	579
10.000 -10.499	651	97,365,779.22	3.14%	10.235	357	83.43	573
10.500 -10.999	806	95,542,490.90	3.08%	10.719	357	83.36	573
11.000 -11.499	646	57,492,497.95	1.86%	11.209	357	85.73	576
11.500 -11.999	1,011	71,973,923.64	2.32%	11.729	357	89.05	585
12.000 -12.499	845	46,182,984.83	1.49%	12.205	356	93.20	590
12.500 -12.999	923	37,169,143.75	1.20%	12.708	357	97.97	590
13.000 -13.499	225	6,824,440.77	0.22%	13.084	357	98.86	583
13.500 -13.999	36	1,603,694.93	0.05%	13.732	359	96.53	591
14.000 -14.499	6	239,080.64	0.01%	14.223	358	84.58	599
14.500 -14.999	1	51,971.57	0.00%	14.500	359	100.00	601
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	1,012	201,754,831.21	6.51%	9.800	357	75.37	512
525-549	1,028	218,606,226.01	7.05%	9.367	358	75.53	538
550-574	1,737	363,531,560.04	11.73%	8.618	358	76.49	564
575-599	3,798	619,025,795.22	19.98%	8.432	358	80.46	587
600-624	3,404	631,959,570.05	20.39%	8.234	357	82.02	612
625-649	2,510	533,074,435.95	17.20%	8.128	357	83.35	636
650-674	1,301	297,820,843.18	9.61%	8.111	357	83.16	661
675-699	510	132,427,393.75	4.27%	7.880	356	82.83	685
700+	342	88,518,467.36	2.86%	7.828	358	83.67	726
None	104	12,054,767.29	0.39%	10.168	356	73.55	0
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	399	72,136,665.67	2.33%	8.125	354	40.33	587
50.00- 54.99	225	51,349,056.21	1.66%	7.993	357	52.31	588
55.00- 59.99	299	73,138,507.86	2.36%	7.876	358	57.54	590
60.00- 64.99	486	124,093,847.48	4.00%	7.851	357	62.59	586
65.00- 69.99	623	157,744,651.31	5.09%	8.095	356	66.97	584
70.00- 74.99	762	203,825,613.59	6.58%	8.134	357	71.69	588
75.00- 79.99	1,105	282,292,503.09	9.11%	8.308	358	76.71	590
80.00	4,327	903,559,222.51	29.16%	8.189	358	80.00	610
80.01- 84.99	310	86,495,781.17	2.79%	8.010	358	83.43	609
85.00- 89.99	957	255,275,365.11	8.24%	8.155	358	86.05	611
90.00- 94.99	1,586	402,197,856.15	12.98%	8.497	357	90.46	618
95.00- 99.99	1,372	266,452,375.70	8.60%	9.120	358	95.14	606
100.00	3,295	220,212,444.21	7.11%	10.628	358	100.00	626
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	395	70,812,120.01	2.29%	8.131	354	40.29	586
50.00- 54.99	226	52,398,667.28	1.69%	7.975	357	52.18	588
55.00- 59.99	297	72,943,902.49	2.35%	7.868	358	57.54	590
60.00- 64.99	478	119,879,063.75	3.87%	7.838	357	62.59	586
65.00- 69.99	616	155,326,884.06	5.01%	8.109	356	66.93	584
70.00- 74.99	754	200,004,581.06	6.45%	8.133	357	71.68	587
75.00- 79.99	1,033	272,950,588.17	8.81%	8.308	358	76.55	589
80.00	1,542	383,737,171.07	12.38%	8.547	357	79.92	589
80.01- 84.99	319	90,628,159.42	2.92%	8.037	358	82.77	607
85.00- 89.99	962	256,337,897.80	8.27%	8.153	358	85.97	610
90.00- 94.99	1,589	404,930,788.75	13.07%	8.493	357	90.29	618
95.00- 99.99	1,534	304,392,759.47	9.82%	8.972	358	93.29	608
100.00	6,001	714,431,306.73	23.06%	8.761	358	86.15	626
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	3	181,786.83	0.01%	10.714	118	87.05	648
180	63	9,991,495.72	0.32%	8.537	175	73.91	609
240	36	4,218,405.01	0.14%	8.972	238	77.42	609
360	15,644	3,084,382,202.50	99.54%	8.450	358	80.58	605
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	4	337,795.98	0.01%	11.308	118	79.46	613
121-180	62	9,835,486.57	0.32%	8.482	176	73.96	610
181-240	36	4,218,405.01	0.14%	8.972	238	77.42	609
241-300	15	3,142,925.53	0.10%	9.887	295	68.41	628
301-360	15,629	3,081,239,276.97	99.43%	8.449	358	80.59	605
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	367	61,853,333.70	2.00%	8.832	357	79.29	594
20.01 -25.00	514	80,913,644.96	2.61%	8.556	356	77.84	604
25.01 -30.00	1,023	162,755,788.44	5.25%	8.538	357	78.79	606
30.01 -35.00	1,605	273,959,895.08	8.84%	8.521	357	79.09	603
35.01 -40.00	2,348	447,059,907.53	14.43%	8.509	357	80.26	607
40.01 -45.00	3,177	630,897,429.86	20.36%	8.500	357	80.64	607
45.01 -50.00	3,443	729,912,597.36	23.55%	8.433	357	80.65	606
50.01 -55.00	2,523	542,280,967.08	17.50%	8.324	358	81.84	602
55.01 -60.00	684	153,336,295.32	4.95%	8.207	358	82.92	598
None	62	15,804,030.73	0.51%	8.306	358	76.58	663
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	11,006	2,579,566,016.76	83.24%	8.328	358	80.23	603
Fixed Rate	4,740	519,207,873.30	16.76%	9.063	354	82.16	615
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	19	494,615.00	0.02%	11.270	356	99.71	633
2/13 6 MO LIBOR	7	611,305.12	0.02%	8.951	178	69.73	578
2/28 6 MO LIBOR	6,021	1,126,439,959.66	36.35%	8.960	358	79.44	589
2/28 6 MO LIBOR 40/30 Balloon	3,500	1,003,037,317.59	32.37%	7.867	358	81.28	609
2/28 6 MO LIBOR IO	647	234,537,409.57	7.57%	7.610	358	81.76	632
3/27 6 MO LIBOR	222	43,010,331.70	1.39%	8.898	357	78.86	601
3/27 6 MO LIBOR 40/30 Balloon	132	37,714,707.19	1.22%	7.823	358	77.33	615
3/27 6 MO LIBOR IO	25	11,194,314.80	0.36%	7.459	358	77.12	628
5/25 6 MO LIBOR	177	40,952,965.30	1.32%	8.205	358	74.60	601
5/25 6 MO LIBOR 40/30 Balloon	206	63,106,594.67	2.04%	7.496	358	79.18	621
5/25 6 MO LIBOR IO	50	18,466,496.16	0.60%	7.207	358	78.81	640
Balloon 30/15	2	537,068.06	0.02%	8.445	120	77.27	609
Fixed Rate 10 Yr	3	181,786.83	0.01%	10.714	118	87.05	648
Fixed Rate 15 Yr	53	8,743,122.54	0.28%	8.504	179	73.96	611
Fixed Rate 15 Yr Rate Reduction	1	100,000.00	0.00%	9.400	179	76.92	626
Fixed Rate 20 Yr	36	4,218,405.01	0.14%	8.972	238	77.42	609
Fixed Rate 30 Yr	4,185	372,420,475.55	12.02%	9.589	358	84.00	613
Fixed Rate 30 Yr 5Yr IO	26	8,088,330.97	0.26%	7.617	358	75.87	651
Fixed Rate 30 Yr Rate Reduction	11	1,612,274.52	0.05%	11.093	359	68.20	545
Fixed Rate 40/30 Balloon	421	122,965,080.35	3.97%	7.584	358	77.96	618
Fixed Rate 40/30 Balloon Rate Reduction	2	341,329.47	0.01%	9.104	358	81.95	557
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	748	272,286,551.50	8.79%	7.576	358	81.20	633
Not Interest Only	14,998	2,826,487,338.56	91.21%	8.536	357	80.49	602
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	5,147	818,490,573.96	26.41%	8.976	357	81.28	604
Prepay Penalty: 12 months	918	316,786,349.41	10.22%	8.110	357	77.88	613
Prepay Penalty: 24 months	7,872	1,589,000,011.64	51.28%	8.349	358	81.33	602
Prepay Penalty: 30 months	14	3,434,918.21	0.11%	8.986	358	78.25	596
Prepay Penalty: 36 months	1,794	370,749,681.13	11.96%	8.017	356	77.91	613
Prepay Penalty: 60 months	1	312,355.71	0.01%	8.750	358	100.00	637
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	12,699	2,961,549,443.32	95.57%	8.289	357	79.73	604
Second Lien	3,047	137,224,446.74	4.43%	11.944	357	98.40	621
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	11,407	1,924,620,501.28	62.11%	8.376	357	82.35	600
Lite Documentation	65	19,261,797.97	0.62%	8.828	358	77.85	602
No Documentation	36	10,505,956.47	0.34%	8.150	358	77.74	693
Stated Income Documentation	4,238	1,144,385,634.34	36.93%	8.574	357	77.61	612
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	7,551	1,920,925,242.26	61.99%	8.227	357	77.69	599
Purchase	7,044	956,954,829.73	30.88%	8.872	358	85.89	619
Rate/Term Refinance	1,151	220,893,818.07	7.13%	8.577	358	82.34	595
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	187	68,792,736.28	2.22%	8.186	357	78.88	625
2-4 Units Detached	677	186,957,702.10	6.03%	8.514	358	78.80	618
Condo Conversion Attached	15	2,679,546.46	0.09%	8.604	358	83.60	623
Condo High-Rise Attached	45	10,238,036.48	0.33%	8.677	358	84.91	632
Condo Low-Rise Attached	660	119,294,653.53	3.85%	8.630	358	82.03	615
Condo Low-Rise Detached	4	872,122.11	0.03%	7.643	358	73.99	615
Manufactured Housing	30	5,310,056.76	0.17%	9.786	354	81.76	651
PUD Attached	209	37,505,384.94	1.21%	8.516	358	82.56	599
PUD Detached	1,481	326,010,971.34	10.52%	8.269	357	82.25	604
Single Family Attached	376	64,332,755.52	2.08%	8.549	357	80.04	608
Single Family Detached	12,062	2,276,779,924.54	73.47%	8.463	357	80.39	603
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	873	159,468,046.12	5.15%	9.467	358	83.61	637
Primary	14,702	2,895,177,490.67	93.43%	8.396	357	80.39	603
Second Home	171	44,128,353.27	1.42%	8.425	357	80.49	617
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	855	195,996,818.39	6.32%	8.723	357	75.33	567
AA	2,035	439,890,643.42	14.20%	8.791	357	80.68	576
AA+	11,846	2,257,553,600.82	72.85%	8.245	358	81.75	618
B	642	139,689,577.37	4.51%	9.516	358	74.36	555
C	261	48,239,029.28	1.56%	9.894	357	69.52	557
CC	107	17,404,220.78	0.56%	11.053	358	61.23	556
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	147	13,494,421.19	0.44%	9.373	355	86.14	599
Alaska	10	2,420,896.08	0.08%	9.153	358	90.91	592
Arizona	370	71,213,642.78	2.30%	8.352	358	80.39	601
Arkansas	44	4,293,432.19	0.14%	10.222	358	90.31	594
California	2,242	781,681,426.97	25.23%	7.774	358	78.57	612
Colorado	311	52,118,198.13	1.68%	8.223	358	84.70	608
Connecticut	248	49,115,076.20	1.58%	8.426	358	80.27	602
Delaware	30	4,880,373.77	0.16%	9.036	358	84.83	597
District of Columbia	31	9,132,419.01	0.29%	8.899	358	74.94	580
Florida	1,796	342,925,647.05	11.07%	8.561	358	79.97	604
Georgia	446	61,309,215.39	1.98%	9.082	357	85.99	604
Hawaii	81	31,655,237.52	1.02%	7.576	357	76.98	621
Idaho	60	6,819,125.86	0.22%	8.844	355	81.38	597
Illinois	463	77,778,571.73	2.51%	9.118	358	82.84	596
Indiana	221	22,146,649.90	0.71%	9.708	358	87.00	593
Iowa	67	6,837,148.09	0.22%	9.981	359	89.93	606
Kansas	52	4,567,710.55	0.15%	9.953	358	87.28	606
Kentucky	107	10,911,125.39	0.35%	9.368	358	86.59	592
Louisiana	88	11,046,481.19	0.36%	9.212	356	85.60	597
Maine	155	21,963,539.51	0.71%	8.830	357	81.72	605
Maryland	317	77,230,488.66	2.49%	8.468	358	79.25	593
Massachusetts	664	177,836,180.68	5.74%	8.224	358	77.96	609
Michigan	672	75,527,448.40	2.44%	9.483	357	85.37	596
Minnesota	105	16,779,998.85	0.54%	8.852	358	84.93	601
Mississippi	46	3,682,775.66	0.12%	10.140	354	84.32	581
Missouri	179	18,283,437.93	0.59%	9.590	358	87.30	602
Montana	24	3,871,871.31	0.12%	8.570	354	79.81	617
Nebraska	22	2,070,359.26	0.07%	9.620	358	91.80	598
Nevada	217	50,817,911.82	1.64%	8.062	356	81.66	615
New Hampshire	122	21,591,055.46	0.70%	8.691	356	80.11	594
New Jersey	574	157,530,929.40	5.08%	8.649	357	79.33	603
New York	823	261,851,606.25	8.45%	8.096	356	76.73	613
North Carolina	346	40,589,869.81	1.31%	9.333	357	83.11	592
North Dakota	6	512,041.75	0.02%	8.902	359	87.69	616
Ohio	528	53,380,200.65	1.72%	9.406	358	87.26	599
Oklahoma	121	10,886,830.08	0.35%	9.387	358	86.66	601
Oregon	120	23,398,396.10	0.76%	8.483	358	78.74	601
Pennsylvania	416	53,605,342.25	1.73%	9.022	356	82.02	591
Rhode Island	142	29,925,203.21	0.97%	8.466	357	80.52	605
South Carolina	199	27,113,664.52	0.87%	9.067	356	84.84	602
South Dakota	14	1,583,238.55	0.05%	8.904	358	83.39	594
Tennessee	173	18,786,885.48	0.61%	8.981	358	85.55	604
Texas	1,676	167,075,327.86	5.39%	9.476	356	84.55	589
Utah	122	16,468,723.47	0.53%	8.512	358	85.22	608
Vermont	50	7,884,398.61	0.25%	8.823	358	74.72	605
Virginia	550	108,885,924.60	3.51%	8.497	358	81.85	600
Washington	307	58,891,092.32	1.90%	8.238	358	81.71	607
Wisconsin	201	20,884,550.73	0.67%	9.441	358	84.64	598
Wyoming	41	5,517,797.89	0.18%	8.848	352	82.59	618
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	12,813	2,546,481,054.83	82.18%	8.560	357	80.75	601
Silent 2nd	2,933	552,292,835.23	17.82%	7.949	358	79.65	625
Total	15,746	3,098,773,890.06	100.00%	8.451	357	80.56	605

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000 - 1.499	2	279,525.30	0.01%	8.055	358	86.53	622
2.500 - 2.999	4	238,218.88	0.01%	11.581	359	86.44	574
3.000 - 3.499	24	2,372,317.96	0.09%	10.729	358	83.40	561
3.500 - 3.999	3	411,242.78	0.02%	9.624	306	88.48	620
4.000 - 4.499	19	3,585,344.36	0.14%	7.138	357	77.47	648
4.500 - 4.999	30	8,796,895.15	0.34%	7.692	345	74.82	622
5.000 - 5.499	222	47,094,603.52	1.83%	8.490	357	77.49	594
5.500 - 5.999	355	107,492,077.10	4.17%	7.151	358	76.29	624
6.000 - 6.499	8,235	1,938,429,966.11	75.15%	8.192	358	81.31	609
6.500 - 6.999	1,320	309,064,455.69	11.98%	8.980	358	76.64	572
7.000 - 7.499	490	96,558,831.39	3.74%	9.453	358	77.06	579
7.500 - 7.999	207	43,862,476.31	1.70%	9.409	357	78.13	579
8.000 - 8.499	74	17,143,561.02	0.66%	9.528	357	80.96	572
8.500 - 8.999	10	2,311,185.61	0.09%	9.566	357	81.46	630
9.000 - 9.499	6	1,432,815.83	0.06%	10.085	357	82.79	574
9.500 - 9.999	2	254,777.68	0.01%	10.565	358	95.00	654
10.000 -10.499	2	216,752.28	0.01%	11.430	356	78.22	605
10.500 -10.999	1	20,969.79	0.00%	12.750	358	100.00	588
Total	11,006	2,579,566,016.76	100.00%	8.328	358	80.23	603

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	169,621.67	0.01%	10.050	355	85.00	542
5.500 - 5.999	91	33,290,675.33	1.29%	5.911	358	74.26	630
6.000 - 6.499	272	91,447,168.59	3.55%	6.355	358	76.59	628
6.500 - 6.999	727	252,682,919.91	9.80%	6.805	358	77.18	623
7.000 - 7.499	949	296,566,387.35	11.50%	7.274	358	78.35	619
7.500 - 7.999	1,691	489,745,273.71	18.99%	7.759	358	79.74	614
8.000 - 8.499	1,357	350,445,570.11	13.59%	8.242	358	80.56	607
8.500 - 8.999	1,838	403,822,509.02	15.65%	8.732	358	81.73	599
9.000 - 9.499	1,097	215,411,462.35	8.35%	9.232	358	82.50	592
9.500 - 9.999	1,070	197,879,000.84	7.67%	9.725	358	82.08	576
10.000 -10.499	526	84,664,246.93	3.28%	10.237	358	83.22	570
10.500 -10.999	567	74,519,997.01	2.89%	10.728	358	81.91	558
11.000 -11.499	322	37,168,721.41	1.44%	11.233	358	82.21	553
11.500 -11.999	383	37,838,490.79	1.47%	11.753	358	82.43	550
12.000 -12.499	109	12,965,583.34	0.50%	12.175	357	79.60	531
12.500 -12.999	4	864,622.34	0.03%	12.511	359	82.56	540
13.000 -13.499	1	15,196.71	0.00%	13.250	359	100.00	621
13.500 -13.999	1	68,569.35	0.00%	11.950	356	100.00	648
Total	11,006	2,579,566,016.76	100.00%	8.328	358	80.23	603

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
8.500 - 8.999	1	299,697.15	0.01%	5.990	358	82.19	691
9.000 - 9.499	1	528,962.17	0.02%	6.100	358	41.15	590
9.500 - 9.999	3	973,458.10	0.04%	6.786	359	87.02	685
10.000 -10.499	6	1,871,082.39	0.07%	7.279	358	74.63	598
10.500 -10.999	16	2,829,594.72	0.11%	7.848	359	85.00	621
11.000 -11.499	11	2,178,405.29	0.08%	8.153	358	81.62	612
11.500 -11.999	98	33,114,307.47	1.28%	6.007	358	74.20	628
12.000 -12.499	257	88,092,834.52	3.42%	6.298	358	76.70	628
12.500 -12.999	718	247,768,555.21	9.61%	6.797	358	77.12	623
13.000 -13.499	933	291,423,900.55	11.30%	7.269	358	78.41	619
13.500 -13.999	1,663	483,047,286.92	18.73%	7.747	358	79.70	614
14.000 -14.499	1,345	348,657,913.56	13.52%	8.236	358	80.58	607
14.500 -14.999	1,854	409,913,394.65	15.89%	8.717	358	81.67	600
15.000 -15.499	1,106	218,939,936.45	8.49%	9.215	358	82.44	592
15.500 -15.999	1,069	197,931,351.92	7.67%	9.713	358	82.10	576
16.000 -16.499	534	86,770,759.93	3.36%	10.218	358	83.13	569
16.500 -16.999	573	76,305,418.92	2.96%	10.702	358	81.71	559
17.000 -17.499	326	37,635,850.35	1.46%	11.225	358	82.03	553
17.500 -17.999	380	37,625,209.66	1.46%	11.754	358	82.53	550
18.000 -18.499	106	12,453,459.57	0.48%	12.176	357	80.34	531
18.500 -18.999	4	864,622.34	0.03%	12.511	359	82.56	540
19.000 -19.499	2	340,014.92	0.01%	12.175	358	54.55	520
Total	11,006	2,579,566,016.76	100.00%	8.328	358	80.23	603

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3	1,472,105.85	0.06%	7.684	357	63.93	602
2.000	151	49,222,591.96	1.91%	8.211	357	75.89	595
3.000	10,852	2,528,871,318.95	98.03%	8.331	358	80.33	603
Total	11,006	2,579,566,016.76	100.00%	8.328	358	80.23	603

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	11,001	2,578,395,984.74	99.95%	8.328	358	80.23	603
1.500	5	1,170,032.02	0.05%	9.276	357	85.02	575
Total	11,006	2,579,566,016.76	100.00%	8.328	358	80.23	603

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
07/01/06	6	1,436,160.94	0.06%	10.080	293	77.43	644
08/01/06	1	218,995.82	0.01%	12.400	290	45.00	531
09/01/06	1	88,479.86	0.00%	10.250	297	80.00	0
10/01/06	1	478,277.18	0.02%	9.750	298	33.33	670
11/01/06	3	593,813.89	0.02%	9.435	299	82.90	621
12/01/06	3	302,602.31	0.01%	9.414	314	86.21	645
05/01/07	1	175,121.66	0.01%	9.950	347	75.00	527
07/01/07	1	122,922.30	0.00%	7.350	349	76.07	623
09/01/07	1	154,004.38	0.01%	8.350	351	100.00	628
10/01/07	2	225,946.07	0.01%	7.859	299	77.30	662
11/01/07	9	1,553,820.99	0.06%	8.276	353	84.44	606
11/10/07	1	122,881.63	0.00%	9.550	354	85.00	621
12/01/07	15	2,671,020.27	0.10%	8.606	354	80.51	634
01/01/08	51	10,010,469.10	0.39%	8.625	355	81.91	631
02/01/08	150	33,209,757.75	1.29%	8.644	356	79.42	640
03/01/08	762	204,887,276.16	7.94%	8.372	357	78.74	599
04/01/08	5,566	1,279,702,584.48	49.61%	8.349	358	80.52	601
05/01/08	3,576	820,031,237.82	31.79%	8.363	359	80.79	602
05/15/08	1	69,600.00	0.00%	9.000	360	80.00	578
06/01/08	26	9,083,300.00	0.35%	8.141	360	84.68	627
01/01/09	5	1,079,578.23	0.04%	8.104	355	78.55	608
02/01/09	6	1,902,605.09	0.07%	7.599	356	78.83	600
03/01/09	55	16,194,033.61	0.63%	8.359	357	78.48	606
04/01/09	203	50,192,932.06	1.95%	8.213	358	78.00	612
05/01/09	108	22,037,924.03	0.85%	8.414	359	77.54	610
07/01/10	1	305,905.87	0.01%	5.990	349	90.00	741
11/01/10	1	118,624.51	0.00%	10.050	353	85.00	662
01/01/11	1	209,417.78	0.01%	9.000	355	71.55	682
02/01/11	4	650,004.34	0.03%	7.748	356	79.34	715
03/01/11	33	9,216,557.60	0.36%	7.834	357	74.09	597
04/01/11	223	64,035,523.28	2.48%	7.607	358	77.16	618
05/01/11	167	47,539,322.75	1.84%	7.758	359	78.66	618
06/01/11	3	450,700.00	0.02%	9.021	360	87.92	609
11/01/20	3	83,334.15	0.00%	10.432	353	100.00	642
12/01/20	1	27,909.37	0.00%	9.150	354	100.00	706
01/01/21	3	92,138.67	0.00%	11.246	355	100.00	627
02/01/21	1	25,370.80	0.00%	12.050	356	100.00	604
03/01/21	1	23,075.61	0.00%	11.700	357	100.00	622
04/01/21	5	129,300.02	0.01%	11.799	358	98.89	620
05/01/21	5	113,486.38	0.00%	11.560	359	100.00	638
Total	11,006	2,579,566,016.76	100.00%	8.328	358	80.23	603

Group I Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,582,567,622	$14,622	$799,483
Average Scheduled Principal Balance	$175,005
Number of Mortgage Loans	9,043

Weighted Average Gross Coupon	8.511%	5.700%	12.990%
Weighted Average FICO Score	596	500	799
Weighted Average Combined Original LTV	78.71%	6.52%	100.00%
Weighted Average Debt-to-Income	42.98%	20.01%	59.98%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	357 months	118 months	360 months
Weighted Average Seasoning	2 months	0 months	11 months

Weighted Average Gross Margin	6.244%	1.000%	7.990%
Weighted Average Minimum Interest Rate	8.496%	5.000%	12.500%
Weighted Average Maximum Interest Rate	14.492%	8.990%	19.125%
Weighted Average Initial Rate Cap	2.984%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	24 months	13 months	179 months

Maturity Date		Apr 1 2016	Jun 1 2036
Maximum Zip Code Concentration	0.23%	02301

ARM	82.46%
Fixed Rate	17.54%

15/15 6 MO LIBOR	0.01%
2/13 6 MO LIBOR	0.04%
2/28 6 MO LIBOR	41.74%
2/28 6 MO LIBOR 40/30 Balloon	32.06%
2/28 6 MO LIBOR IO	1.59%
3/27 6 MO LIBOR	1.66%
3/27 6 MO LIBOR 40/30 Balloon	1.24%
3/27 6 MO LIBOR IO	0.12%
5/25 6 MO LIBOR	1.50%
5/25 6 MO LIBOR 40/30 Balloon	2.28%
5/25 6 MO LIBOR IO	0.22%
Fixed Rate 10 Yr	0.01%
Fixed Rate 15 Yr	0.37%
Fixed Rate 15 Yr Rate Reduction	0.01%
Fixed Rate 20 Yr	0.20%
Fixed Rate 30 Yr	11.86%
Fixed Rate 30 Yr Rate Reduction	0.10%
Fixed Rate 40/30 Balloon	4.97%
Fixed Rate 40/30 Balloon Rate Reduction	0.02%

Interest Only	1.94%
Not Interest Only	98.06%

Prepay Penalty: 0 months	28.62%
Prepay Penalty: 12 months	9.57%
Prepay Penalty: 24 months	47.83%
Prepay Penalty: 30 months	0.11%
Prepay Penalty: 36 months	13.88%

First Lien	98.01%
Second Lien	1.99%

Full Documentation	64.56%
Lite Documentation	0.45%
Stated Income Documentation	34.99%

Cash Out Refinance	76.71%
Purchase	13.61%
Rate/Term Refinance	9.68%

2-4 Units Attached	2.16%
2-4 Units Detached	7.43%
Condo Conversion Attached	0.05%
Condo High-Rise Attached	0.20%
Condo Low-Rise Attached	3.45%
Condo Low-Rise Detached	0.03%
PUD Attached	1.23%
PUD Detached	7.32%
Single Family Attached	2.27%
Single Family Detached	75.87%

Non-owner	4.93%
Primary	94.15%
Second Home	0.92%

Top 5 States:
California	17.68%
Florida	10.80%
New York	8.43%
Massachusetts	7.09%
New Jersey	5.82%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	882	25,071,245.49	1.58%	11.923	357	96.83	609
50,000.01 - 100,000.00	1,637	125,994,826.64	7.96%	10.048	355	80.24	589
100,000.01 - 150,000.00	1,942	241,868,198.80	15.28%	9.038	357	78.54	591
150,000.01 - 200,000.00	1,446	253,848,800.78	16.04%	8.585	357	77.29	591
200,000.01 - 250,000.00	955	214,403,315.41	13.55%	8.399	358	76.65	592
250,000.01 - 300,000.00	781	215,142,123.32	13.59%	8.116	357	78.28	595
300,000.01 - 350,000.00	697	225,471,518.10	14.25%	7.890	357	78.86	601
350,000.01 - 400,000.00	485	181,939,113.03	11.50%	7.871	358	80.03	603
400,000.01 - 450,000.00	144	59,933,118.84	3.79%	7.926	356	79.20	607
450,000.01 - 500,000.00	32	15,395,229.86	0.97%	7.978	358	76.71	619
500,000.01 - 550,000.00	23	11,927,160.39	0.75%	7.572	358	81.95	634
550,000.01 - 600,000.00	12	6,919,491.45	0.44%	8.066	358	76.07	605
600,000.01 - 650,000.00	4	2,489,180.84	0.16%	8.176	358	80.09	607
650,000.01 - 700,000.00	1	650,529.73	0.04%	7.200	358	70.00	610
700,000.01 - 750,000.00	1	714,286.18	0.05%	7.500	357	76.88	719
750,000.01 - 800,000.00	1	799,483.48	0.05%	9.000	357	80.00	606
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	52	15,024,469.33	0.95%	5.867	358	72.47	633
6.000 - 6.499	171	47,658,617.81	3.01%	6.269	358	74.05	627
6.500 - 6.999	557	153,945,608.46	9.73%	6.764	357	74.28	620
7.000 - 7.499	677	170,298,154.82	10.76%	7.261	357	76.24	614
7.500 - 7.999	1,143	262,437,144.65	16.58%	7.752	357	77.93	608
8.000 - 8.499	929	188,654,445.61	11.92%	8.244	357	79.14	601
8.500 - 8.999	1,332	244,136,232.63	15.43%	8.737	357	80.01	594
9.000 - 9.499	866	146,305,516.98	9.24%	9.232	357	80.48	585
9.500 - 9.999	868	138,949,312.11	8.78%	9.724	358	79.62	570
10.000 -10.499	428	60,081,644.46	3.80%	10.232	356	81.63	564
10.500 -10.999	490	56,310,118.56	3.56%	10.729	356	79.62	557
11.000 -11.499	353	33,153,650.05	2.09%	11.211	357	80.64	554
11.500 -11.999	470	35,679,609.28	2.25%	11.749	357	83.90	558
12.000 -12.499	337	18,201,832.71	1.15%	12.186	358	87.52	566
12.500 -12.999	370	11,731,264.88	0.74%	12.708	357	96.03	587
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	797	142,708,483.66	9.02%	9.858	357	74.06	512
525-549	787	147,194,524.36	9.30%	9.437	357	74.16	538
550-574	1,117	212,695,749.66	13.44%	8.636	358	74.96	563
575-599	2,150	327,121,139.80	20.67%	8.421	357	79.14	587
600-624	1,851	309,783,386.93	19.57%	8.192	357	80.88	612
625-649	1,317	238,131,925.82	15.05%	8.031	357	82.39	636
650-674	593	116,293,765.33	7.35%	7.997	357	81.67	660
675-699	226	53,362,710.76	3.37%	7.704	356	80.70	684
700+	128	26,608,068.48	1.68%	7.610	358	80.79	726
None	77	8,667,867.54	0.55%	10.202	358	71.80	0
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	318	51,086,090.87	3.23%	8.242	354	39.54	582
50.00- 54.99	184	37,209,559.02	2.35%	8.080	357	52.28	582
55.00- 59.99	238	49,581,775.23	3.13%	8.002	358	57.49	586
60.00- 64.99	382	80,225,093.23	5.07%	7.987	356	62.43	583
65.00- 69.99	495	100,498,963.64	6.35%	8.269	357	67.07	578
70.00- 74.99	573	125,072,075.91	7.90%	8.310	356	71.69	583
75.00- 79.99	786	162,184,755.93	10.25%	8.519	358	76.67	587
80.00	2,342	387,550,479.92	24.49%	8.520	357	80.00	596
80.01- 84.99	208	46,267,234.65	2.92%	8.054	358	83.40	605
85.00- 89.99	666	150,537,369.56	9.51%	8.255	358	86.13	606
90.00- 94.99	942	196,543,798.93	12.42%	8.591	358	90.48	611
95.00- 99.99	740	122,750,094.10	7.76%	9.071	357	95.18	600
100.00	1,169	73,060,331.35	4.62%	10.119	358	100.00	622
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	316	50,903,254.76	3.22%	8.234	354	39.54	582
50.00- 54.99	184	37,209,559.02	2.35%	8.080	357	52.28	582
55.00- 59.99	236	49,387,169.86	3.12%	7.991	358	57.49	586
60.00- 64.99	379	79,722,082.47	5.04%	7.988	356	62.43	583
65.00- 69.99	490	99,800,455.90	6.31%	8.270	357	67.05	578
70.00- 74.99	568	124,058,890.18	7.84%	8.303	356	71.66	583
75.00- 79.99	738	155,973,123.73	9.86%	8.530	357	76.56	586
80.00	1,074	214,543,718.55	13.56%	8.790	357	79.98	581
80.01- 84.99	213	47,067,820.68	2.97%	8.062	358	83.06	604
85.00- 89.99	673	152,163,998.13	9.62%	8.257	358	86.03	606
90.00- 94.99	946	197,766,502.68	12.50%	8.590	358	90.34	611
95.00- 99.99	824	138,277,545.12	8.74%	8.949	358	93.51	602
100.00	2,402	235,693,501.26	14.89%	8.802	358	86.18	618
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	2	136,576.24	0.01%	10.371	118	82.76	651
180	44	6,476,936.08	0.41%	8.728	179	69.50	595
240	27	3,243,989.03	0.20%	8.614	238	72.58	604
360	8,970	1,572,710,120.99	99.38%	8.510	358	78.76	596
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	2	136,576.24	0.01%	10.371	118	82.76	651
121-180	44	6,476,936.08	0.41%	8.728	179	69.50	595
181-240	27	3,243,989.03	0.20%	8.614	238	72.58	604
301-360	8,970	1,572,710,120.99	99.38%	8.510	358	78.76	596
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
20.01 -25.00	322	48,524,150.55	3.07%	8.619	357	76.47	598
25.01 -30.00	620	91,530,942.36	5.78%	8.604	357	76.40	600
30.01 -35.00	938	149,796,762.52	9.47%	8.574	357	77.19	596
35.01 -40.00	1,381	236,078,915.47	14.92%	8.549	357	78.74	596
40.01 -45.00	1,895	333,688,564.27	21.09%	8.534	357	78.68	597
45.01 -50.00	2,019	372,336,296.94	23.53%	8.504	357	78.82	597
50.01 -55.00	1,453	272,316,585.07	17.21%	8.436	358	80.16	592
55.01 -60.00	397	75,591,552.58	4.78%	8.279	358	80.71	590
None	18	2,703,852.58	0.17%	8.975	359	65.23	588
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	6,811	1,304,988,210.28	82.46%	8.504	358	78.87	594
Fixed Rate	2,232	277,579,412.06	17.54%	8.545	353	77.95	606
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	7	168,237.52	0.01%	10.810	356	99.27	650
2/13 6 MO LIBOR	6	561,429.69	0.04%	8.889	178	68.87	579
2/28 6 MO LIBOR	3,959	660,495,844.44	41.74%	9.048	358	77.77	580
2/28 6 MO LIBOR 40/30 Balloon	2,229	507,424,470.75	32.06%	7.944	358	80.57	604
2/28 6 MO LIBOR IO	87	25,216,264.16	1.59%	7.587	358	81.45	663
3/27 6 MO LIBOR	153	26,283,661.07	1.66%	9.005	358	78.52	596
3/27 6 MO LIBOR 40/30 Balloon	87	19,645,934.68	1.24%	7.836	358	74.73	616
3/27 6 MO LIBOR IO	6	1,892,600.00	0.12%	6.940	357	77.56	643
5/25 6 MO LIBOR	121	23,696,659.09	1.50%	8.335	358	75.16	599
5/25 6 MO LIBOR 40/30 Balloon	145	36,085,203.49	2.28%	7.427	358	78.28	618
5/25 6 MO LIBOR IO	11	3,517,905.39	0.22%	6.587	357	80.16	659
Fixed Rate 10 Yr	2	136,576.24	0.01%	10.371	118	82.76	651
Fixed Rate 15 Yr	37	5,815,506.39	0.37%	8.701	179	69.43	596
Fixed Rate 15 Yr Rate Reduction	1	100,000.00	0.01%	9.400	179	76.92	626
Fixed Rate 20 Yr	27	3,243,989.03	0.20%	8.614	238	72.58	604
Fixed Rate 30 Yr	1,831	187,717,992.70	11.86%	8.901	358	78.42	604
Fixed Rate 30 Yr Rate Reduction	11	1,612,274.52	0.10%	11.093	359	68.20	545
Fixed Rate 40/30 Balloon	321	78,611,743.71	4.97%	7.622	358	77.85	615
Fixed Rate 40/30 Balloon Rate Reduction	2	341,329.47	0.02%	9.104	358	81.95	557
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	104	30,626,769.55	1.94%	7.432	358	81.06	662
Not Interest Only	8,939	1,551,940,852.79	98.06%	8.533	357	78.66	595
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	2,880	452,875,969.64	28.62%	8.879	357	78.93	595
Prepay Penalty: 12 months	523	151,417,333.58	9.57%	8.121	356	75.52	600
Prepay Penalty: 24 months	4,430	756,980,131.66	47.83%	8.501	358	79.85	592
Prepay Penalty: 30 months	9	1,665,819.95	0.11%	8.949	359	84.09	589
Prepay Penalty: 36 months	1,201	219,628,367.51	13.88%	8.055	355	76.49	607
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	8,075	1,551,031,283.61	98.01%	8.441	357	78.33	596
Second Lien	968	31,536,338.73	1.99%	11.946	357	97.36	613
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	6,539	1,021,644,918.07	64.56%	8.412	357	80.67	594
Lite Documentation	36	7,173,455.28	0.45%	9.300	358	74.68	573
Stated Income Documentation	2,468	553,749,248.99	34.99%	8.685	357	75.15	600
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	5,786	1,214,039,368.29	76.71%	8.365	357	77.06	595
Purchase	2,335	215,404,613.87	13.61%	9.146	358	85.31	605
Rate/Term Refinance	922	153,123,640.18	9.68%	8.782	357	82.50	592
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	95	34,128,655.40	2.16%	8.034	355	73.85	610
2-4 Units Detached	433	117,613,602.91	7.43%	8.412	358	76.80	610
Condo Conversion Attached	6	808,607.31	0.05%	8.705	359	84.33	634
Condo High-Rise Attached	17	3,092,845.81	0.20%	8.903	358	82.35	643
Condo Low-Rise Attached	342	54,667,207.17	3.45%	8.572	358	79.74	601
Condo Low-Rise Detached	2	419,857.83	0.03%	6.172	358	67.52	636
PUD Attached	107	19,469,809.22	1.23%	8.520	358	80.32	582
PUD Detached	580	115,796,781.26	7.32%	8.256	357	80.09	595
Single Family Attached	230	35,933,433.03	2.27%	8.774	358	78.49	588
Single Family Detached	7,231	1,200,636,822.40	75.87%	8.548	357	78.83	594
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	433	77,993,737.24	4.93%	9.355	357	80.16	629
Primary	8,543	1,489,959,781.61	94.15%	8.467	357	78.66	594
Second Home	67	14,614,103.49	0.92%	8.489	356	75.90	599
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	664	132,034,599.32	8.34%	8.836	357	75.14	565
AA	1,367	252,640,036.63	15.96%	8.874	357	79.15	570
AA+	6,188	1,045,565,919.39	66.07%	8.195	357	80.14	612
B	508	96,980,255.30	6.13%	9.534	357	73.36	555
C	223	39,992,823.69	2.53%	9.960	357	69.95	555
CC	93	15,353,988.01	0.97%	11.067	358	61.46	554
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	84	7,274,504.67	0.46%	9.501	353	85.88	595
Alaska	9	2,132,965.33	0.13%	9.227	358	91.03	583
Arizona	223	39,842,892.57	2.52%	8.287	358	79.69	595
Arkansas	29	2,663,066.50	0.17%	10.395	358	89.15	588
California	998	279,853,683.89	17.68%	7.723	358	74.05	599
Colorado	179	26,775,731.89	1.69%	8.270	358	86.37	605
Connecticut	179	32,753,570.97	2.07%	8.364	358	77.63	596
Delaware	19	3,409,762.81	0.22%	8.698	358	83.79	589
District of Columbia	16	3,769,348.76	0.24%	8.511	358	66.70	569
Florida	969	170,908,677.46	10.80%	8.518	357	76.84	593
Georgia	251	33,066,790.25	2.09%	9.161	356	85.70	602
Hawaii	48	16,695,373.52	1.05%	7.561	358	76.59	609
Idaho	49	5,891,512.54	0.37%	8.826	354	81.52	597
Illinois	299	48,264,340.18	3.05%	9.076	358	82.30	589
Indiana	138	13,105,539.70	0.83%	9.839	358	87.53	598
Iowa	52	5,194,136.34	0.33%	10.043	358	89.26	595
Kansas	27	2,558,746.26	0.16%	10.028	358	84.35	583
Kentucky	68	7,131,908.81	0.45%	9.465	358	87.09	590
Louisiana	52	4,932,079.97	0.31%	9.443	355	83.71	602
Maine	94	13,033,149.29	0.82%	8.841	357	80.64	596
Maryland	204	42,154,649.38	2.66%	8.676	358	77.29	579
Massachusetts	457	112,265,107.83	7.09%	8.165	358	76.51	602
Michigan	458	51,659,835.06	3.26%	9.472	357	85.34	592
Minnesota	84	13,208,645.96	0.83%	8.904	358	85.47	598
Mississippi	27	2,158,185.81	0.14%	10.295	352	84.87	572
Missouri	114	12,249,961.96	0.77%	9.531	358	87.01	598
Montana	17	2,176,410.38	0.14%	8.361	358	76.77	608
Nebraska	17	1,458,531.48	0.09%	9.787	359	90.79	606
Nevada	105	23,292,809.73	1.47%	7.968	358	79.49	606
New Hampshire	97	17,439,871.10	1.10%	8.691	357	79.97	590
New Jersey	376	92,114,717.01	5.82%	8.576	357	77.58	601
New York	493	133,485,448.17	8.43%	8.078	356	73.07	600
North Carolina	217	25,804,402.98	1.63%	9.413	358	82.47	587
North Dakota	3	221,909.27	0.01%	8.941	358	88.70	633
Ohio	345	35,177,612.10	2.22%	9.426	358	87.04	597
Oklahoma	69	6,140,693.89	0.39%	9.370	358	84.63	600
Oregon	86	16,796,303.33	1.06%	8.487	358	78.20	600
Pennsylvania	268	34,047,207.07	2.15%	8.913	355	80.08	587
Rhode Island	99	20,911,897.33	1.32%	8.474	357	78.76	600
South Carolina	99	12,498,214.22	0.79%	9.039	358	82.28	588
South Dakota	9	1,082,807.74	0.07%	9.293	358	82.17	594
Tennessee	112	11,087,137.16	0.70%	9.262	357	84.31	593
Texas	701	70,943,875.73	4.48%	9.428	354	82.45	586
Utah	72	10,341,533.74	0.65%	8.390	358	84.46	607
Vermont	37	5,058,520.59	0.32%	8.786	359	79.75	603
Virginia	345	57,070,362.16	3.61%	8.609	358	80.74	590
Washington	179	33,427,039.95	2.11%	8.244	358	81.43	598
Wisconsin	146	16,580,608.25	1.05%	9.361	358	84.11	596
Wyoming	24	2,455,541.25	0.16%	9.144	358	85.71	602
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	7,683	1,397,217,335.89	88.29%	8.550	357	78.57	593
Silent 2nd	1,360	185,350,286.45	11.71%	8.219	358	79.78	615
Total	9,043	1,582,567,622.34	100.00%	8.511	357	78.71	596

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000 - 1.499	2	279,525.30	0.02%	8.055	358	86.53	622
2.500 - 2.999	3	174,339.76	0.01%	11.648	359	85.13	565
3.000 - 3.499	21	2,165,365.43	0.17%	10.662	358	82.84	564
3.500 - 3.999	1	52,218.59	0.00%	11.800	358	95.00	593
4.000 - 4.499	12	1,899,329.29	0.15%	7.625	356	75.40	630
4.500 - 4.999	17	3,293,416.06	0.25%	7.736	358	72.91	585
5.000 - 5.499	177	33,977,952.40	2.60%	8.747	358	77.02	586
5.500 - 5.999	204	47,025,818.61	3.60%	7.421	358	75.55	620
6.000 - 6.499	4,898	932,947,330.02	71.49%	8.310	358	80.28	602
6.500 - 6.999	956	191,869,923.52	14.70%	9.130	358	75.07	563
7.000 - 7.499	367	61,677,146.93	4.73%	9.714	358	75.01	567
7.500 - 7.999	153	29,625,844.37	2.27%	9.452	357	75.21	565
Total	6,811	1,304,988,210.28	100.00%	8.504	358	78.87	594

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	169,621.67	0.01%	10.050	355	85.00	542
5.500 - 5.999	51	14,801,740.36	1.13%	5.875	358	72.74	634
6.000 - 6.499	158	42,319,610.63	3.24%	6.367	358	75.61	626
6.500 - 6.999	373	102,975,717.63	7.89%	6.794	358	75.67	618
7.000 - 7.499	537	135,310,947.13	10.37%	7.274	358	76.82	614
7.500 - 7.999	961	220,149,700.88	16.87%	7.764	358	78.37	607
8.000 - 8.499	806	164,239,167.04	12.59%	8.240	358	79.80	601
8.500 - 8.999	1,136	213,546,323.19	16.36%	8.740	358	80.09	592
9.000 - 9.499	742	126,161,480.43	9.67%	9.228	358	80.77	583
9.500 - 9.999	745	123,781,218.55	9.49%	9.722	358	79.56	568
10.000 -10.499	361	53,248,134.86	4.08%	10.235	358	81.41	563
10.500 -10.999	386	48,422,328.18	3.71%	10.733	358	79.30	552
11.000 -11.499	214	24,651,105.45	1.89%	11.218	358	79.21	542
11.500 -11.999	257	25,403,359.10	1.95%	11.757	358	80.62	543
12.000 -12.499	82	9,518,903.85	0.73%	12.169	358	78.89	528
12.500 -12.999	1	288,851.33	0.02%	12.500	358	85.00	594
Total	6,811	1,304,988,210.28	100.00%	8.504	358	78.87	594

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
8.500 - 8.999	1	299,697.15	0.02%	5.990	358	82.19	691
9.500 - 9.999	2	394,194.86	0.03%	6.838	359	75.30	743
10.000 -10.499	3	800,243.82	0.06%	7.161	358	71.29	567
10.500 -10.999	15	2,630,209.72	0.20%	7.838	359	84.25	623
11.000 -11.499	6	935,480.66	0.07%	8.238	358	78.87	592
11.500 -11.999	58	15,521,162.72	1.19%	6.088	358	72.10	628
12.000 -12.499	150	40,954,125.28	3.14%	6.295	358	75.52	625
12.500 -12.999	373	102,369,436.39	7.84%	6.799	358	75.75	618
13.000 -13.499	530	133,439,448.64	10.23%	7.274	358	76.97	614
13.500 -13.999	938	214,367,353.77	16.43%	7.750	358	78.34	607
14.000 -14.499	800	163,057,198.41	12.49%	8.238	358	79.84	601
14.500 -14.999	1,141	215,616,286.09	16.52%	8.731	358	79.99	593
15.000 -15.499	748	128,123,152.29	9.82%	9.222	358	80.71	584
15.500 -15.999	740	122,934,103.24	9.42%	9.714	358	79.69	568
16.000 -16.499	365	54,155,002.61	4.15%	10.214	358	81.36	562
16.500 -16.999	388	49,453,091.84	3.79%	10.708	358	78.91	552
17.000 -17.499	218	25,118,234.39	1.92%	11.206	358	79.00	543
17.500 -17.999	254	25,199,338.78	1.93%	11.758	358	80.73	543
18.000 -18.499	79	9,006,780.08	0.69%	12.169	358	79.87	528
18.500 -18.999	1	288,851.33	0.02%	12.500	358	85.00	594
19.000 -19.499	1	324,818.21	0.02%	12.125	358	52.42	515
Total	6,811	1,304,988,210.28	100.00%	8.504	358	78.87	594

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1	133,924.22	0.01%	9.350	359	95.00	569
2.000	77	20,179,859.14	1.55%	8.525	357	70.58	576
3.000	6,733	1,284,674,426.92	98.44%	8.504	358	79.00	594
Total	6,811	1,304,988,210.28	100.00%	8.504	358	78.87	594

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	6,811	1,304,988,210.28	100.00%	8.504	358	78.87	594
Total	6,811	1,304,988,210.28	100.00%	8.504	358	78.87	594

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
07/01/07	1	122,922.30	0.01%	7.350	349	76.07	623
09/01/07	1	154,004.38	0.01%	8.350	351	100.00	628
10/01/07	1	65,965.82	0.01%	8.850	172	95.00	688
11/01/07	6	1,057,406.86	0.08%	7.979	353	85.32	599
12/01/07	4	437,903.14	0.03%	8.491	354	79.29	627
01/01/08	29	4,498,985.33	0.34%	8.599	355	80.69	616
02/01/08	69	12,649,767.81	0.97%	8.654	356	75.27	628
03/01/08	462	96,941,481.65	7.43%	8.607	357	76.99	588
04/01/08	3,397	641,198,898.04	49.13%	8.564	358	78.98	590
05/01/08	2,297	433,608,823.71	33.23%	8.511	359	79.62	594
05/15/08	1	69,600.00	0.01%	9.000	360	80.00	578
06/01/08	13	2,892,250.00	0.22%	8.358	360	82.57	607
01/01/09	4	1,010,937.96	0.08%	7.986	355	78.45	609
02/01/09	3	791,374.73	0.06%	6.945	356	77.53	629
03/01/09	30	6,529,079.42	0.50%	8.611	357	79.15	602
04/01/09	132	24,940,412.85	1.91%	8.571	358	77.52	605
05/01/09	77	14,550,390.79	1.11%	8.263	359	74.76	608
07/01/10	1	305,905.87	0.02%	5.990	349	90.00	741
02/01/11	2	381,194.88	0.03%	7.262	356	80.00	682
03/01/11	20	4,465,176.31	0.34%	7.830	357	73.95	592
04/01/11	143	33,535,050.13	2.57%	7.659	358	77.37	615
05/01/11	109	24,347,340.78	1.87%	7.798	359	77.21	611
06/01/11	2	265,100.00	0.02%	9.123	360	93.46	629
11/01/20	1	20,953.18	0.00%	11.650	353	100.00	608
12/01/20	1	27,909.37	0.00%	9.150	354	100.00	706
01/01/21	2	38,229.57	0.00%	11.099	355	100.00	637
04/01/21	2	45,758.23	0.00%	11.106	358	97.31	638
05/01/21	1	35,387.17	0.00%	10.925	359	100.00	659
Total	6,811	1,304,988,210.28	100.00%	8.504	358	78.87	594

Group II Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,516,206,268	$13,990	$1,519,297
Average Scheduled Principal Balance	$226,198
Number of Mortgage Loans	6,703

Weighted Average Gross Coupon	8.389%	5.650%	14.500%
Weighted Average FICO Score	614	500	806
Weighted Average Combined Original LTV	82.48%	14.96%	100.00%
Weighted Average Debt-to-Income	42.54%	2.31%	59.96%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	117 months	360 months
Weighted Average Seasoning	2 months	0 months	71 months

Weighted Average Gross Margin	6.220%	2.950%	10.750%
Weighted Average Minimum Interest Rate	8.138%	5.650%	13.750%
Weighted Average Maximum Interest Rate	14.147%	9.100%	19.250%
Weighted Average Initial Rate Cap	2.975%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.500%
Weighted Average Months to Roll	24 months	1 months	179 months

Maturity Date		Mar 1 2016	Jun 1 2036
Maximum Zip Code Concentration	0.27%	91390

ARM	84.06%
Fixed Rate	15.94%

15/15 6 MO LIBOR	0.02%
2/13 6 MO LIBOR	0.00%
2/28 6 MO LIBOR	30.73%
2/28 6 MO LIBOR 40/30 Balloon	32.69%
2/28 6 MO LIBOR IO	13.81%
3/27 6 MO LIBOR	1.10%
3/27 6 MO LIBOR 40/30 Balloon	1.19%
3/27 6 MO LIBOR IO	0.61%
5/25 6 MO LIBOR	1.14%
5/25 6 MO LIBOR 40/30 Balloon	1.78%
5/25 6 MO LIBOR IO	0.99%
Balloon 30/15	0.04%
Fixed Rate 10 Yr	0.00%
Fixed Rate 15 Yr	0.19%
Fixed Rate 20 Yr	0.06%
Fixed Rate 30 Yr	12.18%
Fixed Rate 30 Yr 5Yr IO	0.53%
Fixed Rate 40/30 Balloon	2.93%

Interest Only	15.94%
Not Interest Only	84.06%

Prepay Penalty: 0 months	24.11%
Prepay Penalty: 12 months	10.91%
Prepay Penalty: 24 months	54.88%
Prepay Penalty: 30 months	0.12%
Prepay Penalty: 36 months	9.97%
Prepay Penalty: 60 months	0.02%

First Lien	93.03%
Second Lien	6.97%

Full Documentation	59.55%
Lite Documentation	0.80%
No Documentation	0.69%
Stated Income Documentation	38.95%

Cash Out Refinance	46.62%
Purchase	48.91%
Rate/Term Refinance	4.47%

2-4 Units Attached	2.29%
2-4 Units Detached	4.57%
Condo Conversion Attached	0.12%
Condo High-Rise Attached	0.47%
Condo Low-Rise Attached	4.26%
Condo Low-Rise Detached	0.03%
Manufactured Housing	0.35%
PUD Attached	1.19%
PUD Detached	13.86%
Single Family Attached	1.87%
Single Family Detached	70.98%

Non-owner	5.37%
Primary	92.68%
Second Home	1.95%

Top 5 States:
California	33.10%
Florida	11.35%
New York	8.47%
Texas	6.34%
Massachusetts	4.32%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1,335	40,267,563.61	2.66%	12.185	356	98.80	608
50,000.01 - 100,000.00	1,170	85,355,447.95	5.63%	10.799	357	89.63	611
100,000.01 - 150,000.00	951	117,476,793.59	7.75%	9.475	358	84.96	609
150,000.01 - 200,000.00	607	105,450,597.80	6.95%	8.837	358	83.83	612
200,000.01 - 250,000.00	460	102,663,150.98	6.77%	8.487	358	82.74	616
250,000.01 - 300,000.00	350	96,209,493.04	6.35%	8.022	358	82.57	622
300,000.01 - 350,000.00	246	79,672,803.30	5.25%	8.056	358	84.03	618
350,000.01 - 400,000.00	203	76,007,778.92	5.01%	7.977	356	84.45	626
400,000.01 - 450,000.00	278	119,646,458.47	7.89%	7.830	358	80.99	612
450,000.01 - 500,000.00	286	136,224,302.78	8.98%	7.886	357	82.14	616
500,000.01 - 550,000.00	213	111,930,316.34	7.38%	7.804	358	80.13	611
550,000.01 - 600,000.00	160	92,320,398.32	6.09%	7.851	358	81.22	608
600,000.01 - 650,000.00	101	63,326,160.57	4.18%	7.899	356	82.65	621
650,000.01 - 700,000.00	94	63,825,857.77	4.21%	8.089	358	82.60	616
700,000.01 - 750,000.00	47	33,992,514.89	2.24%	7.607	358	81.39	617
750,000.01 - 800,000.00	44	34,294,294.45	2.26%	7.725	358	77.80	614
800,000.01 - 850,000.00	31	25,706,174.83	1.70%	7.761	352	77.21	612
850,000.01 - 900,000.00	35	30,625,660.33	2.02%	7.961	358	78.42	615
900,000.01 - 950,000.00	19	17,618,445.22	1.16%	8.139	358	75.34	599
950,000.01 - 1,000,000.00	19	18,588,115.22	1.23%	7.683	358	72.57	622
1,000,000.01+	54	65,003,939.34	4.29%	7.556	358	72.42	614
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	37	17,559,226.26	1.16%	5.850	358	75.44	628
6.000 - 6.499	108	48,360,142.47	3.19%	6.288	358	77.17	630
6.500 - 6.999	433	190,818,492.65	12.59%	6.768	357	76.99	631
7.000 - 7.499	448	177,922,214.04	11.73%	7.261	358	79.20	623
7.500 - 7.999	789	290,179,427.81	19.14%	7.754	357	80.73	619
8.000 - 8.499	606	203,773,878.28	13.44%	8.241	358	81.14	613
8.500 - 8.999	796	209,284,856.98	13.80%	8.725	358	83.48	608
9.000 - 9.499	386	95,618,914.56	6.31%	9.224	358	85.31	604
9.500 - 9.999	398	83,401,226.41	5.50%	9.727	357	86.11	595
10.000 -10.499	223	37,284,134.76	2.46%	10.240	358	86.32	587
10.500 -10.999	316	39,232,372.34	2.59%	10.704	357	88.73	596
11.000 -11.499	293	24,338,847.90	1.61%	11.207	356	92.67	606
11.500 -11.999	541	36,294,314.36	2.39%	11.709	357	94.12	610
12.000 -12.499	508	27,981,152.12	1.85%	12.217	355	96.90	606
12.500 -12.999	553	25,437,878.87	1.68%	12.709	357	98.87	591
13.000 -13.499	225	6,824,440.77	0.45%	13.084	357	98.86	583
13.500 -13.999	36	1,603,694.93	0.11%	13.732	359	96.53	591
14.000 -14.499	6	239,080.64	0.02%	14.223	358	84.58	599
14.500 -14.999	1	51,971.57	0.00%	14.500	359	100.00	601
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	215	59,046,347.55	3.89%	9.660	358	78.54	512
525-549	241	71,411,701.65	4.71%	9.224	358	78.36	538
550-574	620	150,835,810.38	9.95%	8.593	358	78.65	564
575-599	1,648	291,904,655.42	19.25%	8.444	358	81.94	588
600-624	1,553	322,176,183.12	21.25%	8.274	357	83.12	612
625-649	1,193	294,942,510.13	19.45%	8.206	358	84.12	636
650-674	708	181,527,077.85	11.97%	8.184	357	84.11	661
675-699	284	79,064,682.99	5.21%	7.998	356	84.26	685
700+	214	61,910,398.88	4.08%	7.922	358	84.91	726
None	27	3,386,899.75	0.22%	10.081	351	78.05	0
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	81	21,050,574.80	1.39%	7.843	356	42.27	598
50.00- 54.99	41	14,139,497.19	0.93%	7.764	358	52.40	604
55.00- 59.99	61	23,556,732.63	1.55%	7.609	358	57.66	598
60.00- 64.99	104	43,868,754.25	2.89%	7.601	358	62.88	593
65.00- 69.99	128	57,245,687.67	3.78%	7.791	355	66.81	594
70.00- 74.99	189	78,753,537.68	5.19%	7.855	357	71.69	596
75.00- 79.99	319	120,107,747.16	7.92%	8.023	358	76.76	594
80.00	1,985	516,008,742.59	34.03%	7.940	358	80.00	620
80.01- 84.99	102	40,228,546.52	2.65%	7.959	358	83.47	613
85.00- 89.99	291	104,737,995.55	6.91%	8.012	357	85.93	617
90.00- 94.99	644	205,654,057.22	13.56%	8.406	357	90.45	625
95.00- 99.99	632	143,702,281.60	9.48%	9.163	358	95.10	612
100.00	2,126	147,152,112.86	9.71%	10.880	357	100.00	627
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	79	19,908,865.25	1.31%	7.868	356	42.19	599
50.00- 54.99	42	15,189,108.26	1.00%	7.718	358	51.93	603
55.00- 59.99	61	23,556,732.63	1.55%	7.609	358	57.66	598
60.00- 64.99	99	40,156,981.28	2.65%	7.540	357	62.91	593
65.00- 69.99	126	55,526,428.16	3.66%	7.820	355	66.72	593
70.00- 74.99	186	75,945,690.88	5.01%	7.856	357	71.71	594
75.00- 79.99	295	116,977,464.44	7.72%	8.013	358	76.54	593
80.00	468	169,193,452.52	11.16%	8.239	357	79.85	599
80.01- 84.99	106	43,560,338.74	2.87%	8.010	358	82.46	610
85.00- 89.99	289	104,173,899.67	6.87%	8.001	357	85.88	617
90.00- 94.99	643	207,164,286.07	13.66%	8.400	357	90.24	625
95.00- 99.99	710	166,115,214.35	10.96%	8.992	358	93.10	613
100.00	3,599	478,737,805.47	31.57%	8.741	358	86.13	630
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	1	45,210.59	0.00%	11.750	118	100.00	639
180	19	3,514,559.64	0.23%	8.185	170	82.03	635
240	9	974,415.98	0.06%	10.163	238	93.51	622
360	6,674	1,511,672,081.51	99.70%	8.388	358	82.48	614
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	2	201,219.74	0.01%	11.944	117	77.21	587
121-180	18	3,358,550.49	0.22%	8.008	172	82.56	638
181-240	9	974,415.98	0.06%	10.163	238	93.51	622
241-300	15	3,142,925.53	0.21%	9.887	295	68.41	628
301-360	6,659	1,508,529,155.98	99.49%	8.385	358	82.50	614
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	367	61,853,333.70	4.08%	8.832	357	79.29	594
20.01 -25.00	192	32,389,494.41	2.14%	8.460	355	79.89	613
25.01 -30.00	403	71,224,846.08	4.70%	8.454	358	81.85	614
30.01 -35.00	667	124,163,132.56	8.19%	8.458	357	81.38	610
35.01 -40.00	967	210,980,992.06	13.92%	8.464	358	81.96	618
40.01 -45.00	1,282	297,208,865.59	19.60%	8.462	358	82.84	618
45.01 -50.00	1,424	357,576,300.42	23.58%	8.359	357	82.56	615
50.01 -55.00	1,070	269,964,382.01	17.81%	8.211	358	83.54	612
55.01 -60.00	287	77,744,742.74	5.13%	8.138	357	85.06	606
None	44	13,100,178.15	0.86%	8.168	358	78.92	678
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	4,195	1,274,577,806.48	84.06%	8.148	358	81.62	613
Fixed Rate	2,508	241,628,461.24	15.94%	9.659	355	87.01	624
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	12	326,377.48	0.02%	11.507	357	99.94	625
2/13 6 MO LIBOR	1	49,875.43	0.00%	9.650	179	79.37	565
2/28 6 MO LIBOR	2,062	465,944,115.22	30.73%	8.835	358	81.81	601
2/28 6 MO LIBOR 40/30 Balloon	1,271	495,612,846.84	32.69%	7.788	358	82.01	615
2/28 6 MO LIBOR IO	560	209,321,145.41	13.81%	7.612	358	81.80	628
3/27 6 MO LIBOR	69	16,726,670.63	1.10%	8.730	356	79.41	610
3/27 6 MO LIBOR 40/30 Balloon	45	18,068,772.51	1.19%	7.808	358	80.16	614
3/27 6 MO LIBOR IO	19	9,301,714.80	0.61%	7.565	358	77.03	625
5/25 6 MO LIBOR	56	17,256,306.21	1.14%	8.025	358	73.83	604
5/25 6 MO LIBOR 40/30 Balloon	61	27,021,391.18	1.78%	7.589	358	80.37	625
5/25 6 MO LIBOR IO	39	14,948,590.77	0.99%	7.353	358	78.49	636
Balloon 30/15	2	537,068.06	0.04%	8.445	120	77.27	609
Fixed Rate 10 Yr	1	45,210.59	0.00%	11.750	118	100.00	639
Fixed Rate 15 Yr	16	2,927,616.15	0.19%	8.113	179	82.95	641
Fixed Rate 20 Yr	9	974,415.98	0.06%	10.163	238	93.51	622
Fixed Rate 30 Yr	2,354	184,702,482.85	12.18%	10.288	358	89.68	623
Fixed Rate 30 Yr 5Yr IO	26	8,088,330.97	0.53%	7.617	358	75.87	651
Fixed Rate 40/30 Balloon	100	44,353,336.64	2.93%	7.516	358	78.14	624
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	644	241,659,781.95	15.94%	7.595	358	81.21	629
Not Interest Only	6,059	1,274,546,485.77	84.06%	8.539	357	82.72	612
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	2,267	365,614,604.32	24.11%	9.096	357	84.19	616
Prepay Penalty: 12 months	395	165,369,015.83	10.91%	8.100	357	80.04	625
Prepay Penalty: 24 months	3,442	832,019,879.98	54.88%	8.211	358	82.68	610
Prepay Penalty: 30 months	5	1,769,098.26	0.12%	9.021	358	72.74	603
Prepay Penalty: 36 months	593	151,121,313.62	9.97%	7.962	357	79.98	621
Prepay Penalty: 60 months	1	312,355.71	0.02%	8.750	358	100.00	637
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,624	1,410,518,159.71	93.03%	8.122	358	81.27	614
Second Lien	2,079	105,688,108.01	6.97%	11.943	357	98.72	623
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	4,868	902,975,583.21	59.55%	8.336	358	84.25	607
Lite Documentation	29	12,088,342.69	0.80%	8.549	358	79.74	619
No Documentation	36	10,505,956.47	0.69%	8.150	358	77.74	693
Stated Income Documentation	1,770	590,636,385.35	38.95%	8.470	357	79.92	624
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,765	706,885,873.97	46.62%	7.991	357	78.77	606
Purchase	4,709	741,550,215.86	48.91%	8.792	358	86.06	623
Rate/Term Refinance	229	67,770,177.89	4.47%	8.115	358	82.00	602
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	92	34,664,080.88	2.29%	8.336	358	83.84	639
2-4 Units Detached	244	69,344,099.19	4.57%	8.686	358	82.19	631
Condo Conversion Attached	9	1,870,939.15	0.12%	8.560	358	83.28	618
Condo High-Rise Attached	28	7,145,190.67	0.47%	8.580	358	86.02	627
Condo Low-Rise Attached	318	64,627,446.36	4.26%	8.678	358	83.96	627
Condo Low-Rise Detached	2	452,264.28	0.03%	9.007	358	80.00	595
Manufactured Housing	30	5,310,056.76	0.35%	9.786	354	81.76	651
PUD Attached	102	18,035,575.72	1.19%	8.512	357	84.98	617
PUD Detached	901	210,214,190.08	13.86%	8.275	357	83.44	609
Single Family Attached	146	28,399,322.49	1.87%	8.264	357	81.99	633
Single Family Detached	4,831	1,076,143,102.14	70.98%	8.368	357	82.13	612
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	440	81,474,308.88	5.37%	9.574	358	86.91	645
Primary	6,159	1,405,217,709.06	92.68%	8.320	357	82.22	612
Second Home	104	29,514,249.78	1.95%	8.393	358	82.76	626
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	191	63,962,219.07	4.22%	8.488	357	75.71	570
AA	668	187,250,606.79	12.35%	8.679	357	82.75	583
AA+	5,658	1,211,987,681.43	79.94%	8.288	358	83.15	624
B	134	42,709,322.07	2.82%	9.475	358	76.63	557
C	38	8,246,205.59	0.54%	9.575	356	67.45	571
CC	14	2,050,232.77	0.14%	10.955	355	59.51	574
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	63	6,219,916.52	0.41%	9.224	357	86.44	604
Alaska	1	287,930.75	0.02%	8.600	359	90.00	657
Arizona	147	31,370,750.21	2.07%	8.435	358	81.29	607
Arkansas	15	1,630,365.69	0.11%	9.941	358	92.20	602
California	1,244	501,827,743.08	33.10%	7.803	358	81.08	619
Colorado	132	25,342,466.24	1.67%	8.173	358	82.94	612
Connecticut	69	16,361,505.23	1.08%	8.549	358	85.55	614
Delaware	11	1,470,610.96	0.10%	9.820	357	87.25	619
District of Columbia	15	5,363,070.25	0.35%	9.172	358	80.74	588
Florida	827	172,016,969.59	11.35%	8.604	358	83.07	615
Georgia	195	28,242,425.14	1.86%	8.991	357	86.33	607
Hawaii	33	14,959,864.00	0.99%	7.592	357	77.42	635
Idaho	11	927,613.32	0.06%	8.958	358	80.49	602
Illinois	164	29,514,231.55	1.95%	9.188	358	83.71	608
Indiana	83	9,041,110.20	0.60%	9.519	357	86.24	588
Iowa	15	1,643,011.75	0.11%	9.787	359	92.05	639
Kansas	25	2,008,964.29	0.13%	9.857	358	91.02	634
Kentucky	39	3,779,216.58	0.25%	9.185	358	85.64	595
Louisiana	36	6,114,401.22	0.40%	9.026	357	87.12	593
Maine	61	8,930,390.22	0.59%	8.814	358	83.29	619
Maryland	113	35,075,839.28	2.31%	8.219	358	81.61	611
Massachusetts	207	65,571,072.85	4.32%	8.325	358	80.45	622
Michigan	214	23,867,613.34	1.57%	9.507	357	85.44	606
Minnesota	21	3,571,352.89	0.24%	8.660	358	82.94	610
Mississippi	19	1,524,589.85	0.10%	9.922	358	83.55	594
Missouri	65	6,033,475.97	0.40%	9.711	358	87.89	609
Montana	7	1,695,460.93	0.11%	8.838	348	83.72	631
Nebraska	5	611,827.78	0.04%	9.222	358	94.21	579
Nevada	112	27,525,102.09	1.82%	8.141	355	83.50	623
New Hampshire	25	4,151,184.36	0.27%	8.692	353	80.70	614
New Jersey	198	65,416,212.39	4.31%	8.751	358	81.80	607
New York	330	128,366,158.08	8.47%	8.115	357	80.53	626
North Carolina	129	14,785,466.83	0.98%	9.192	357	84.22	602
North Dakota	3	290,132.48	0.02%	8.873	359	86.92	603
Ohio	183	18,202,588.55	1.20%	9.368	358	87.70	602
Oklahoma	52	4,746,136.19	0.31%	9.408	358	89.28	602
Oregon	34	6,602,092.77	0.44%	8.471	358	80.09	603
Pennsylvania	148	19,558,135.18	1.29%	9.211	357	85.39	596
Rhode Island	43	9,013,305.88	0.59%	8.446	358	84.60	618
South Carolina	100	14,615,450.30	0.96%	9.091	354	87.04	613
South Dakota	5	500,430.81	0.03%	8.063	358	86.04	595
Tennessee	61	7,699,748.32	0.51%	8.578	358	87.33	620
Texas	975	96,131,452.13	6.34%	9.512	357	86.11	592
Utah	50	6,127,189.73	0.40%	8.720	358	86.49	609
Vermont	13	2,825,878.02	0.19%	8.889	357	65.73	609
Virginia	205	51,815,562.44	3.42%	8.374	358	83.07	610
Washington	128	25,464,052.37	1.68%	8.231	358	82.07	619
Wisconsin	55	4,303,942.48	0.28%	9.748	358	86.68	607
Wyoming	17	3,062,256.64	0.20%	8.611	348	80.09	630
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	5,130	1,149,263,718.94	75.80%	8.572	357	83.41	610
Silent 2nd	1,573	366,942,548.78	24.20%	7.813	358	79.59	629
Total	6,703	1,516,206,267.72	100.00%	8.389	358	82.48	614

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	63,879.12	0.01%	11.400	359	90.00	600
3.000 - 3.499	3	206,952.53	0.02%	11.426	359	89.30	528
3.500 - 3.999	2	359,024.19	0.03%	9.308	299	87.54	625
4.000 - 4.499	7	1,686,015.07	0.13%	6.589	359	79.80	670
4.500 - 4.999	13	5,503,479.09	0.43%	7.666	337	75.97	645
5.000 - 5.499	45	13,116,651.12	1.03%	7.826	355	78.69	613
5.500 - 5.999	151	60,466,258.49	4.74%	6.941	357	76.87	628
6.000 - 6.499	3,337	1,005,482,636.09	78.89%	8.083	358	82.26	615
6.500 - 6.999	364	117,194,532.17	9.19%	8.734	358	79.21	587
7.000 - 7.499	123	34,881,684.46	2.74%	8.992	358	80.69	600
7.500 - 7.999	54	14,236,631.94	1.12%	9.319	357	84.21	609
8.000 - 8.499	74	17,143,561.02	1.35%	9.528	357	80.96	572
8.500 - 8.999	10	2,311,185.61	0.18%	9.566	357	81.46	630
9.000 - 9.499	6	1,432,815.83	0.11%	10.085	357	82.79	574
9.500 - 9.999	2	254,777.68	0.02%	10.565	358	95.00	654
10.000 -10.499	2	216,752.28	0.02%	11.430	356	78.22	605
10.500 -10.999	1	20,969.79	0.00%	12.750	358	100.00	588
Total	4,195	1,274,577,806.48	100.00%	8.148	358	81.62	613

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	40	18,488,934.97	1.45%	5.940	358	75.47	627
6.000 - 6.499	114	49,127,557.96	3.85%	6.344	358	77.42	631
6.500 - 6.999	354	149,707,202.28	11.75%	6.812	358	78.23	627
7.000 - 7.499	412	161,255,440.22	12.65%	7.275	358	79.64	623
7.500 - 7.999	730	269,595,572.83	21.15%	7.756	358	80.85	619
8.000 - 8.499	551	186,206,403.07	14.61%	8.244	358	81.23	612
8.500 - 8.999	702	190,276,185.83	14.93%	8.724	358	83.56	607
9.000 - 9.499	355	89,249,981.92	7.00%	9.238	358	84.94	603
9.500 - 9.999	325	74,097,782.29	5.81%	9.730	357	86.29	591
10.000 -10.499	165	31,416,112.07	2.46%	10.241	358	86.28	583
10.500 -10.999	181	26,097,668.83	2.05%	10.719	358	86.76	570
11.000 -11.499	108	12,517,615.96	0.98%	11.263	357	88.10	573
11.500 -11.999	126	12,435,131.69	0.98%	11.746	358	86.14	563
12.000 -12.499	27	3,446,679.49	0.27%	12.194	353	81.57	538
12.500 -12.999	3	575,771.01	0.05%	12.517	359	81.33	512
13.000 -13.499	1	15,196.71	0.00%	13.250	359	100.00	621
13.500 -13.999	1	68,569.35	0.01%	11.950	356	100.00	648
Total	4,195	1,274,577,806.48	100.00%	8.148	358	81.62	613

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	1	528,962.17	0.04%	6.100	358	41.15	590
9.500 - 9.999	1	579,263.24	0.05%	6.750	359	95.00	646
10.000 -10.499	3	1,070,838.57	0.08%	7.367	358	77.12	620
10.500 -10.999	1	199,385.00	0.02%	7.990	358	95.00	602
11.000 -11.499	5	1,242,924.63	0.10%	8.089	359	83.68	626
11.500 -11.999	40	17,593,144.75	1.38%	5.935	358	76.06	628
12.000 -12.499	107	47,138,709.24	3.70%	6.301	358	77.73	631
12.500 -12.999	345	145,399,118.82	11.41%	6.796	358	78.08	627
13.000 -13.499	403	157,984,451.91	12.40%	7.264	358	79.63	622
13.500 -13.999	725	268,679,933.15	21.08%	7.745	358	80.79	619
14.000 -14.499	545	185,600,715.15	14.56%	8.234	358	81.24	612
14.500 -14.999	713	194,297,108.56	15.24%	8.701	358	83.53	609
15.000 -15.499	358	90,816,784.16	7.13%	9.206	358	84.87	604
15.500 -15.999	329	74,997,248.68	5.88%	9.711	357	86.07	590
16.000 -16.499	169	32,615,757.32	2.56%	10.226	358	86.07	581
16.500 -16.999	185	26,852,327.08	2.11%	10.689	358	86.87	572
17.000 -17.499	108	12,517,615.96	0.98%	11.263	357	88.10	573
17.500 -17.999	126	12,425,870.88	0.97%	11.746	358	86.16	564
18.000 -18.499	27	3,446,679.49	0.27%	12.194	353	81.57	538
18.500 -18.999	3	575,771.01	0.05%	12.517	359	81.33	512
19.000 -19.499	1	15,196.71	0.00%	13.250	359	100.00	621
Total	4,195	1,274,577,806.48	100.00%	8.148	358	81.62	613

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	2	1,338,181.63	0.10%	7.517	357	60.82	605
2.000	74	29,042,732.82	2.28%	7.993	357	79.59	608
3.000	4,119	1,244,196,892.03	97.62%	8.152	358	81.69	613
Total	4,195	1,274,577,806.48	100.00%	8.148	358	81.62	613

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	4,190	1,273,407,774.46	99.91%	8.147	358	81.62	613
1.500	5	1,170,032.02	0.09%	9.276	357	85.02	575
Total	4,195	1,274,577,806.48	100.00%	8.148	358	81.62	613

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
07/01/06	6	1,436,160.94	0.11%	10.080	293	77.43	644
08/01/06	1	218,995.82	0.02%	12.400	290	45.00	531
09/01/06	1	88,479.86	0.01%	10.250	297	80.00	0
10/01/06	1	478,277.18	0.04%	9.750	298	33.33	670
11/01/06	3	593,813.89	0.05%	9.435	299	82.90	621
12/01/06	3	302,602.31	0.02%	9.414	314	86.21	645
05/01/07	1	175,121.66	0.01%	9.950	347	75.00	527
10/01/07	1	159,980.25	0.01%	7.450	352	70.00	651
11/01/07	3	496,414.13	0.04%	8.907	353	82.55	622
11/10/07	1	122,881.63	0.01%	9.550	354	85.00	621
12/01/07	11	2,233,117.13	0.18%	8.629	354	80.75	635
01/01/08	22	5,511,483.77	0.43%	8.646	355	82.90	643
02/01/08	81	20,559,989.94	1.61%	8.637	356	81.98	647
03/01/08	300	107,945,794.51	8.47%	8.161	357	80.31	609
04/01/08	2,169	638,503,686.44	50.10%	8.133	358	82.05	611
05/01/08	1,279	386,422,414.11	30.32%	8.197	359	82.10	611
06/01/08	13	6,191,050.00	0.49%	8.039	360	85.67	636
01/01/09	1	68,640.27	0.01%	9.850	355	80.00	597
02/01/09	3	1,111,230.36	0.09%	8.065	356	79.76	580
03/01/09	25	9,664,954.19	0.76%	8.189	357	78.02	608
04/01/09	71	25,252,519.21	1.98%	7.860	358	78.47	619
05/01/09	31	7,487,533.24	0.59%	8.708	359	82.93	613
11/01/10	1	118,624.51	0.01%	10.050	353	85.00	662
01/01/11	1	209,417.78	0.02%	9.000	355	71.55	682
02/01/11	2	268,809.46	0.02%	8.437	356	78.41	763
03/01/11	13	4,751,381.29	0.37%	7.837	357	74.23	602
04/01/11	80	30,500,473.15	2.39%	7.550	358	76.92	621
05/01/11	58	23,191,981.97	1.82%	7.717	359	80.17	625
06/01/11	1	185,600.00	0.01%	8.875	360	80.00	579
11/01/20	2	62,380.97	0.00%	10.023	353	100.00	653
01/01/21	1	53,909.10	0.00%	11.350	355	100.00	620
02/01/21	1	25,370.80	0.00%	12.050	356	100.00	604
03/01/21	1	23,075.61	0.00%	11.700	357	100.00	622
04/01/21	3	83,541.79	0.01%	12.179	358	99.76	611
05/01/21	4	78,099.21	0.01%	11.848	359	100.00	628
Total	4,195	1,274,577,806.48	100.00%	8.148	358	81.62	613